EXHIBIT 3.4
                                                  1997 FORM 10-K


                    BUCYRUS INTERNATIONAL, INC.

                     CERTIFICATE OF AMENDMENT

                                OF

               RESTATED CERTIFICATE OF INCORPORATION
     ___________________________________________________________________

                  Pursuant to Section 242 of the
         General Corporation Law of the State of Delaware
     ___________________________________________________________________

               Bucyrus International, Inc., a Delaware corporation, (hereinafter, the "Corporation), does hereby certify as follows:

               FIRST:    That the Board of Directors of said
     corporation adopted a resolution by unanimous written consent of its directors, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Corporation's Certificate of
                    Incorporation shall be amended by striking out the existing Article FOURTH thereof in its entirety, and substituting in lieu thereof the following:

                    FOURTH:   (1) The total number of shares of
                    stock which the Corporation shall have authority to issue is One Million Six Hundred Thousand (1,600,000) shares of Common Stock, par value $0.01 per share.

                              (2)  Each share of Common Stock of
                    the Corporation held of record on the day preceding the filing date (within the meaning of Section 103 of the General Corporation Law of the State of Delaware) of this Amendment with the Secretary of State of the State of Delaware shall be and hereby is automatically reclassified and converted, without further action, into One Thousand Six Hundred (1,600) shares of Common Stock of the Corporation.

               SECOND:   That in lieu of a meeting and vote of the
     sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

               THIRD:    That the aforesaid amendment was duly
     adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, Bucyrus International, Inc. has caused this Certificate of amendment of Restated Certificate of Incorporation to be signed on its behalf by its undersigned President and Chief Financial Officer and attested by its undersigned Secretary, as of this seventeenth day of March 1998.


                              BUCYRUS INTERNATIONAL, INC.



                              By: /s/Daniel J. Smoke
                                  Daniel J. Smoke
                                  Vice President and
                                  Chief Financial Officer

     ATTEST:



     /s/Craig R. Mackus
     Craig R. Mackus
     Secretary